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                                                                 EXHIBIT 4(d)


                 CERTIFICATE OF TRUST OF WENDY'S FINANCING I

  THIS Certificate of Trust of Wendy's Financing I (the "Trust"), dated as of
August   , 1996, is being duly executed and filed by First Chicago Delaware
Inc., a Delaware corporation, NBD Bank, a Michigan banking corporation, and John F. Brownley, each as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. C. SECTION 3801, ET SEQ.).

     1. NAME. The name of the business trust formed hereby is Wendy's
Financing I.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are First Chicago Delaware, Inc., 300 King Street, Wilmington, New Castle County, Delaware 19801.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate as of the date first-above written.


                                         FIRST CHICAGO DELAWARE INC.


                                         By: /s/ L. Dillard
                                             ---------------------------
                                             Name:  L. Dillard
                                             Title: Vice President


                                         NBD BANK


                                         By: /s/ Joseph L. Weidenbach
                                             ---------------------------
                                             Name:  Joseph L. Weidenbach
                                             Title: Assistant Vice President


                                         /s/ John F. Brownley
                                         -------------------------------
                                         Name: John F. Brownley